UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 5, 2009

Date of Earliest Event Reported:  January 30, 2009

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.02.  Termination of Material Definitive Agreement.

On June 1, 1995, AdCare Health Systems, Inc. (the “Company”) entered a management services agreement (“agreement”) to perform and provide management, administrative and other services for the fifty unit nursing home known as Valley View Alzheimer’s Care Center for Valley View Manor Nursing Home, Inc. (“Valley View”).  The Company received 4.5% of Valley View’s gross revenue in exchange for the services rendered which amounted to approximately $138,000 during 2008.  The initial agreement was for a period of three years but was automatically extended each year provided that neither party gave four months written notice of their intent to not renew the agreement.  The agreement contained no early termination penalties.

On Friday, January 30, 2009, the Company received written notice from Valley View that they were providing four months notification of their decision to not renew the Company’s management services agreement.  One of the owners of Valley View has decided to relocate near the facility and manage it for their own account therefore no longer requiring the services of the Company.  The Company will continue to provide services through the effective date, May 31, 2009, which will amount to the Company receiving approximately $85,000 less in management fees in 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  February 5, 2009

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

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